As  filed with the Securities and Exchange Commission on April 8, 1997.
                                                Registration No. 333-
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549
                                __________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                                 __________

                                  BNCCORP, INC.
        (Exact name of Registrant as specified in its charter)

     Delaware                                  45-0402816
(State or other jurisdiction                (I.R.S. Employer
     of incorporation)                    Identification Number)

                               322 East Main
                         Bismarck, North Dakota 58501
                      (Address, including zip code, of
                  Registrant's principal executive offices)

                      BNCCORP, INC. 401(k) Savings Plan
                          (Full title of the Plan)

                                 __________

                             Gregory K. Cleveland
                     President and Chief Financial Officer
                                 BNCCORP, INC.
                                 322 East Main
                         Bismarck, North Dakota 58501
                                (701) 250-3040
              (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Margaret F. Murphy, Esq.
              Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                             201 St. Charles Avenue
                        New Orleans, Louisiana 70170-5100

                         CALCULATION OF REGISTRATION FEE


===================================================================================================
                                   Amount     Proposed Maximum    Proposed Maximum      Amount of
    Title of Securities            to be        Offering Price         Aggregate      Registration
     to be Registered            Registered(1)     Per Share(2)     Offering Price(2)      Fee
----------------------------------------------------------------------------------------------------
Common Stock                     100,000              $12.25            $1,225,000       $371.21
($.01 par value per share)

Participation Interests in the Plan
====================================================================================================

(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on the Nasdaq Stock Market on April 1, 1997.

==============================================================================
                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference.

     The following documents, which have been filed by BNCCORP, INC. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 filed pursuant to Section 13 of the 1934 Act; and

     (b) The description of the Common Stock incorporated by reference in Item 1 of the Company's Registration Statement on Form 8-A dated June 21, 1995 from page 50 of the Company's Registration Statement on Form SB-2, Registration No. 33-92368 under the heading "Description of Capital Stock."

     All reports filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, Section 9 of the Company's By-laws requires the Company to indemnify its officers and directors against expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been officers or directors.

     In addition, each of the Company's directors has entered into an indemnity agreement that provides that the Company will indemnify the directors against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director by reason of his position as a director; provided that the director meets certain standards of conduct for claims that (i) have been successfully defended, or (ii) two impartial directors have determined that, with respect to the conduct giving rise to such claim, the director acted in good faith. No indemnification may be made, however, for claims in which the director has been adjudicated in a final judgment to be liable to the Company except to the extent that the court finds indemnification to be proper.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     5 In lieu of filing an opinion of counsel as to compliance with ERISA or an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undertaking permitted by Item 8.(b) of Form S-8 is included in Item 9.(d) of this Registration Statement.

     23.1 Consent of Arthur Andersen LLP.
__________

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for pur-poses of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The registrant will submit the BNCCORP, INC. 401(k) Savings Plan (the "Plan") and any amendments thereto to the Internal Revenue Service (the "IRS") for qualification under Section 401 of the Internal Revenue Code in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on March 26, 1997.

                                          BNCCORP, INC.


                                          /s/ Tracy J. Scott
                                         _______________________________
                                               Tracy J. Scott
                                           Chairman of the Board
                                        and Chief Executive Officer


                              POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tracy J. Scott and Gregory K. Cleveland, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                       Date

    /s/ Tracy J. Scott
_______________________________Director, Chairman of the        March 26, 1997
     Tracy J. Scott      Board and Chief Executive Officer
                           (Principal Executive Officer)

  /s/ Gregory K. Cleveland
_______________________________Director, President and Chief     March 26, 1997
  Gregory K. Cleveland         Financial Officer (Principal
                         Financial and Accounting Officer)

  /s/ Brad J. Scott
_______________________________       Director                   March 26, 1997
     Brad J. Scott

  /s/ John A. Malmberg
_______________________________       Director                   March 26, 1997
    John A. Malmberg

   /s/ John A Hipp, M.D.
_______________________________       Director                   March 26, 1997
   John A. Hipp, M.D.

   /s/ Richard M. Johnsen
_______________________________       Director                   March 26, 1997
   Richard M. Johnsen


_______________________________       Director                   ________, 1997
    Thomas J. Resch

   /s/ John M. Shaffter
_______________________________       Director                   March 26, 1997
    John M. Shaffer

    /s/ Jerry R. Woodcox
_______________________________       Director                   March 26, 1997
    Jerry R. Woodcox


      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bismarck, State of North Dakota on March 26, 1997.

                                          BNCCORP, INC. 401(K) SAVINGS PLAN



                                          By:   /s/ James Bierdeman
                                              ________________________________
                                              Name: James Bierdeman
                                              Title: Executive Vice President
                                                     BNC National Bank, Trustee